UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Commencing on November 22, 2024, the following pre-recorded voice message was received by certain beneficial owners of Momentus Inc.:

PRE-RECORDED MESSAGE SCRIPT

Hello, this is John Rood, Chairman and CEO of Momentus Inc.  I’m calling about our Special Meeting of Shareholders, which has been rescheduled from November 13th to December 2nd 2024 due to insufficient shareholder participation.

The Board strongly recommends voting FOR both proposals presented in the meeting.  Every vote matters, regardless of the number of shares you own, and we need your vote to achieve a quorum for the meeting.

For assistance with voting, please press ‘1’ now or contact our proxy solicitor, Laurel Hill, at (888) 742‑1305.  You also may refer to the proxy material that has been sent to you.

Thank you for your continued support of Momentus Inc.